UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2016

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by the TimkenSteel Corporation (the “Company”) on January 28, 2016, is being filed to correct an error in the Press Release furnished as Exhibit 99.1 to the aforementioned Form 8-K.  Specifically, in the Condensed Consolidated Statements of Cash Flows, under Financing Activities, the Cash dividends paid to shareholders was incorrect for all periods presented and the Dividend paid to The Timken Company (Timken)  was incorrect for the three and twelve months ended December 31, 2014. As a result, the Net Cash (Used) Provided by Financing Activities, the Increase (Decrease) In Cash and Cash Equivalents, and the Cash and Cash Equivalents at End of Period were also incorrectly presented.  These errors appeared in both the Press Release furnished as Exhibit 99.1 to the Form 8-K and in the press release that was issued over PR Newswire on January 28, 2016.  The erroneous information has been corrected in the Press Release furnished as Exhibit 99.1 to this Amendment. Other than including the corrections to Exhibit 99.1, no other modifications have been made to the original filing.

Item 2.02	Results of Operations and Financial Condition.

On January 28, 2016, TimkenSteel Corporation (the "Company") issued a press release announcing results for the fourth quarter of 2015. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.
Additionally on January 28, 2016, the Company posted to the investor relations section of its website at http://timkensteel.com/ a presentation of fourth-quarter 2015 earnings supporting information.
The information contained in Item 2.02 of this Current Report, including exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of TimkenSteel Corporation dated January 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	January 29, 2016	By:	/s/ Christopher J. Holding
Christopher J. Holding
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TimkenSteel Corporation dated January 28, 2016